UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 29, 2012
Date of Report (Date of earliest event reported)

NPS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23272	87-0439579
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
550 Hills Drive, 3rd Floor
Bedminster, NJ 07921
(Address of principal executive offices)
(908) 450-5300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Contract.

On June 29, 2012, NPS Pharmaceuticals, Inc. (the “Company”) entered into a Fifth Amendment (the “Amendment”) to the Development and License Agreement, effective as of December 27, 1995, as amended by the First Amendment to Development and License Agreement and the Second Amendment to Development and License Agreement, each effective as of November 19, 2004, the Third Amendment to Development and License Agreement, effective as of March 4, 2008, and the Fourth Amendment to Development and License Agreement, effective as of August 10, 2011 (collectively, the “License Agreement”), between Amgen Inc. (“Amgen”) and the Company.  Cinacalcet Royalty Sub LLC, the Company’s wholly-owned subsidiary (“Royalty Sub”) and owner of the Sensipar®/Mimpara® (cinacalcet HCI) royalty rights, consented to the Amendment.

The Amendment provides, among other things, that the balance of the advance made by Amgen in September 2011 of $145 million against future royalty payments will be repaid by Amgen’s withholding of the first $8 million from each royalty payment to Royalty Sub, instead of withholding all of such royalty payments.  After the repayment of the royalty advance and a 9% annual discount factor on the unrecaptured advance, Amgen will resume paying royalties in the normal course.  In addition, pursuant to the Amendment, on July 13, 2012, Amgen will pay to Royalty Sub $25 million as payment in full for all royalties accrued under the License Agreement after December 31, 2018.

Item 8.01.	Other Events.

On July 2, 2012, the Company issued a press release announcing the Amendment to the License Agreement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release of NPS Pharmaceuticals, Inc. dated July 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 2, 2012	NPS PHARMACEUTICALS, INC.

		By:	/s/ EDWARD STRATEMEIER
Edward Stratemeier
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of NPS Pharmaceuticals, Inc. dated July 2, 2012.